UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  October 29, 2020

GROWGENERATION CORP

(Exact Name of Registrant as Specified in its Charter)

Colorado	333-207889	46-5008129
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

930 W 7th Ave, Suite A

Denver, Colorado 80204

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code:  (800) 935-8420

N/A

(Former Address of Principal Executive Offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	GRWG	The NASDAQ Stock Market LLC

Section 1. Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement

On October 29, 2020, GrowGeneration Corp. and its wholly-owned subsidiary GrowGeneration California Corp. (collectively the “Company”) entered into an asset purchase agreement to acquire the assets of Yeleko, LLC, Yeleko GUI, LLC, Healthy Harvest Hydro-Organics LLC, and Oregon Hydro-Organics LLC (the “Purchase Agreement”), which collectively operated as The GrowBiz, in exchange for $11 million in cash, approximately $15 million of GrowGeneration Corp. stock plus inventory of approximately $6 million. The GrowBiz is the nation’s third-largest chain of hydroponic garden centers, with five stores across California and Oregon. The Company issued a press release on November 2, 2020 announcing its entry into the Purchase Agreement, which is attached hereto as Exhibit 99.1.

The transaction is expected to close in fiscal 2020. The Purchase Agreement also includes customary representations, warranties and covenants of the Company and the Sellers. The Purchase Agreement also contains post-closing indemnification provisions pursuant to which the Parties have agreed to indemnify each other against losses resulting from certain events, including breaches of representations and warranties, covenants and certain other matters.

In connection with the closings of the transactions contemplated by the Purchase Agreement, the Company and Ross Haley, the principal Member of the Sellers, will enter into a Consulting agreement pursuant to which Mr. Haley will provide the Company with certain consulting services for a limited time period following the closing.

This summary of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the provisions of Purchase Agreement, a copy of which is filed as Exhibit 2.01 to this Current Report on Form 8-K and incorporated herein by reference.

Section 7 – Regulation FD

Item 7.01. Regulation FD Disclosure

On November 2, 2020, GrowGeneration Corp. (the “Company”) published a press release regarding its acquisition of assets from Yeleko, LLC, Yeleko GUI, LLC, Healthy Harvest Hydro-Organics LLC, and Oregon Hydro-Organics LLC.

A copy of the press release is attached hereto as Exhibit 99.1. The information contained in this Current Report on Form 8-K (including the exhibit) is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise expressly stated in such filing.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Description

Item 2.01	Asset Purchase Agreement, dated as of October 29, 2020, by and among GrowGeneration Corp. and GrowGeneration California Corp. and Yeleko, LLC, Yeleko GUI, LLC, Healthy Harvest Hydro-Organics LLC, and Oregon Hydro-Organics LLC. Schedules and exhibits to this document are omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant agrees to furnish supplementally a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request.

Item 99.1	Press Release, dated November 2, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: November 2, 2020	GrowGeneration Corp.

	By:	/s/ Darren Lampert
	Name:	Darren Lampert
	Title:	Chief Executive Officer

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